Exhibit 99.1

COMPANY CONTACT:	AT FINANCIAL RELATIONS BOARD:
James Mead	Leslie Loyet	Tim Grace
Chief Financial Officer	General Information	Media Inquiries
(312) 658-5740	(312) 640-6672	(312) 640-6667

FOR IMMEDIATE RELEASE

TUESDAY MARCH 14, 2006

STRATEGIC HOTEL CAPITAL CHANGES NAME AND TICKER SYMBOLS

Chicago, IL – March 14, 2006 – Strategic Hotel Capital, Inc. (NYSE: SLH), today announced that it will formally change its name to Strategic Hotels & Resorts, Inc. Simultaneously, the company will change its New York Stock Exchange trading symbols to BEE for its common stock and BEE PrB for its Series B Cumulative Redeemable Preferred Stock. These changes will be effective as of the start of trading on March 15, 2006.

About the Company

Strategic Hotels Capital, Inc. also operates under the name Strategic Hotels & Resorts and is a real estate investment trust, which owns and asset manages high-end hotels and resorts. The company has ownership interests in 18 properties with an aggregate of 8,480 rooms. For further information, please visit the company’s website at www.strategichotels.com.